EXHIBIT 10.2

EXECUTION VERSION

OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT

THIS OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT (this “Agreement”) dated as of October 23, 2015, is by and among (i) BLUE EARTH, INC., a Nevada corporation (the “Borrower”), (ii)  BLUE EARTH GENERATOR, INC., a Nevada corporation (“BE Gen”); (iii) BLUE EARTH FINANCE, INC., a Nevada corporation (“BE Finance”); (iv) BLUE EARTH ENERGY MANAGEMENT SERVICES, INC., a California corporation (“BE Energy Mgt”); (v) BLUE EARTH SOLAR, INC., a California corporation (“BE Solar”); (vi) BLUE EARTH POWER PERFORMANCE SOLUTIONS, INC., an Oregon corporation (“BE Power”); (vii) ECOLEGACY GAS & POWER, LLC, a California limited liability company (“Ecolegacy”); (viii) BLUE EARTH ENERGY POWER SOLUTIONS, LLC, an Oregon limited liability company (“BE Energy Power”); (ix) BLUE EARTH TECH, INC., a Nevada corporation (“BE Tech”); (x) BLUE EARTH CHP, INC., a Utah corporation (“BE CHP”); (xi) BROOKS HEAT & POWER LTD, a British Columbia, Canada corporation, incorporated under the Business Corporations Act of the Province of British Columbia, Canada (“Brooks”); (xii) E2B GROWTH, INC., a Nevada corporation (“E2B”); (xiii) ENSITE POWER, INC., a Nevada corporation (“EnSite”; together with E2B, BE Gen, BE Finance, BE Energy Mgt, BE Solar, BE Power, Ecolegacy, BE Energy Power, BE Tech and BE CHP collectively referred to as the “Guarantors”); and (xiv) JACKSON INVESTMENT GROUP, LLC (together with its successors and assigns, the “Purchaser”).

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Borrower has authorized a new 9% senior secured note  of the Borrower in the principal amount of $5,154,507.77 (as amended, supplemented, restated or otherwise modified from time to time, including any promissory note issued in replacement or substitution therefor, the “October Note”), the proceeds of which are being used as described below in Section 1B(h) below of this Agreement;

WHEREAS, the October Note, together with Borrower’s obligations under the March Purchase Agreement (as defined below) and all other notes issued under the March Purchase Agreement, are guaranteed and secured by (i) that certain Guaranty, dated as of March 10, 2015, as amended, issued by the Guarantors for the benefit of the Purchaser (the “Guaranty”); and (ii) that certain Pledge and Security Agreement, dated as of March 10, 2015, as amended, by and among the Borrower, the Guarantors and the Purchaser (the “Pledge Agreement”);

WHEREAS, the October Note is being issued pursuant that certain Note Purchase Agreement, dated as of September 10, 2015 (as amended, modified, supplemented, restated from time to time, the “September Purchase Agreement”; together with this Agreement, the October Note, the Guaranty and the Pledge Agreement, collectively referred to herein as the “Transaction Documents”), by and among the Borrower and the Purchaser which is being enter into in addition to and not in replacement of the Note and Warrant Purchase Agreement dated as of March 10, 2015 by and among the Borrower and Purchaser, as amended through the date hereof (the “March Purchase Agreement”);

WHEREAS, it is a condition precedent to the issuance of the October Note and the payment of the purchase price by Purchaser for such note, that the parties enter into this Agreement to, among other things, (a) provide that the obligations of the Borrower in respect of the October Note, together with all other “Obligations” as such term is defined in the September Purchase Agreement, are and at all times hereafter shall continue to be (i) guaranteed by the Guarantors pursuant to the Guaranty

(as amended hereby) and (ii) secured by the liens and security interests granted by the Borrower and the Guarantors pursuant to the Pledge Agreement (as amended hereby), and (b) amend certain provisions of the September Purchase Agreement; and Capitalized terms used herein and not defined herein shall have the meanings specified in the September Purchase Agreement or, if not defined therein, in the applicable Transaction Document.

NOW THEREFORE, in order to induce the Purchaser to purchase the October Note and make available to the Borrower the proceeds thereof in accordance with the terms thereof and of the September Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

.

Amendments.

A. Each of the Guaranty and the Pledge Agreement shall be amended effective as of the date of this Agreement as follows:

(a)

  The Guaranty is hereby amended as follows:   (a) the term “Guaranteed Obligations” as defined in the Guaranty shall be deemed to include, without limitation, the following additional obligations (i) all obligations, covenants, agreements and liabilities, of the Borrower under the Transaction Documents as such term is defined above in this Agreement, and (ii) the obligation of the Borrower to pay all amounts when due under the October Note and the other Transaction Documents, including all principal, accrued interest (including any default interest), fees and other amounts; (b) all references in the Guaranty to the “Note” shall be deemed to also refer to the October Note; and (c) the reference in Guaranty to the “Transaction Documents” shall be deemed to also refer to the Transaction Documents as such term is defined above in this Agreement.

(b)  The Pledge Agreement is amended as follows: (a)  the term “Secured Obligations” as defined in the Pledge Agreement shall be deemed to include, without limitation, the following additional obligations (i) all obligations, covenants, agreements and liabilities, of the Borrower under the Transaction Documents as such term is defined above in this Agreement, and (ii) the obligation of the Borrower to pay all amounts when due under the October Note and the other Transaction Documents, including all principal, accrued interest (including any default interest), fees and other amounts; and  (b) all references in the Pledge Agreement to the “Purchase Agreement” shall be deemed to also refer to the September Purchase Agreement; (c) all references in the Pledge Agreement to the “Note” shall be deemed to also refer to the October Note; and (d) the reference in Pledge Agreement to the “Transaction Documents” shall be deemed to also refer to the Transaction Documents as such term is defined above in this Agreement.

B. The September Purchase Agreement shall be amended effective as of the date of this Agreement as follows:

(a) Section 1.1 of the September Purchase Agreement is amended by adding (in alphabetical order) the following new definition of “October Note” to read in its entirety as follows:

“October Note”  means that certain 9% Senior Secured Note dated October 23, 2015 issued by Borrower pursuant to this Agreement in the aggregate principal amount of $5,154,507.77, as amended, restated, supplemented or modified from time to time, together with any note issued in replacement or substitution therefor.”

(b) The definition of “Maturity Date” is amended to add the following new sentence at the end thereof to read in its entirety as follows:

“Solely with respect to the October Note, the term “Maturity Date” as used herein shall mean the earliest of (a) December 23, 2015, or (b) such earlier date as the unpaid principal balance of the October Note becomes due and payable pursuant to the terms of this Agreement and the October Note.”

(c) each reference to the term “Note” in the definition of “Obligations” in Section 1.1 of the September Purchase Agreement shall be deemed to also include a reference to the October Note.

(d) Section 2.1 of the September Purchase Agreement is amended to add the following two new sentences at the end thereof to read in their entirety as follows:

“The Borrower shall repay the outstanding principal balance plus all accrued and unpaid interest on the October Note in full in cash on the Maturity Date unless accelerated or prepaid. The October Note is being issued by the Borrower to the Lender on the date hereof for a cash purchase price of $4,940,000 paid by Lender to Borrower, and the principal balance of the October Note evidences the obligation of Borrower to Lender to repay such amount, together with a three and one half percent (3.5%) closing fee (which fee is fully earned upon issuance of the October Note and due and payable by Borrower to Lender on the Maturity Date), together with other fees and expenses (including attorneys’ fees) due and owing by Borrower to Lender in connection with the documentation and closing of the October Note issuance.”

(e) Section 2.2 of the September Purchase Agreement is amended to add the following new sentence at the end thereof to read in its entirety as follows:

 “The Borrower shall pay interest on the unpaid principal amount of the October Note at the rates, time and manner set forth in Section 2 of the October Note.”

(f) each reference to the term “Note” in Article 7 (Borrower’s Representation and Warranties) of the September Purchase Agreement shall be deemed to also include a reference to the October Note.

(g) the term “Transaction Documents” as defined in Section 7.2 of the September Purchase Agreement  shall be deemed to include the October Note.

(h) each reference to the term “Note” in Article 8 (Covenants) of the September Purchase Agreement (other than Section 8.16) shall be deemed to also include a reference to the October Note.  Section 8.16(a) is amended to add the following new sentences at the end thereof to read in their entirety as follows:

“The Borrower further represents, warrants and covenants to Lender that (i) the Purchasers under the Securities Purchase Agreement dated as of October 15, 2015 between Borrower and Intracoastal Capital, LLC and Anson Investments Master Fund LP, as the Purchasers (the “Securities Purchase Agreement”) have agreed that (A) Borrower may redeem from the Purchasers all of the (the “Shares”) that were issued pursuant to the Securities Purchase Agreement, which they still hold at a price not greater than $0.65 per share, and (B) the Class A Warrants and Class B Warrants issued in connection with the sale of such Shares (the “Warrants”) shall be forfeited and cancelled, (ii) the Shares and Warrants constitute all the Securities of Borrower that were reported as being issued in Borrower’s report on Form 8-K filed on October 19, 2015, except for the 3,000,000 Class C warrants to be issued under Amendment No. 2 to the Securities Purchase Agreement, and (iii) on or prior to the date of this Agreement, Borrower has entered into Amendment No. 2 to the Securities Purchase Agreement, pursuant to which each of the Purchasers as defined in that Agreement have agreed that sections 4.11 and 4.12 of such Securities Purchase Agreement are deleted and of no further force or effect, which amendment and agreement under clause (i) are in full force and effect as of the time of execution of this Agreement. The Borrower agrees that the breach of any of the representations, warranties and covenants in the immediately preceding sentence shall constitute an immediate Event of Default under this Agreement.  The proceeds of the October Note may only be used by the Company to repurchase the Shares that were issued pursuant to the Securities Purchase Agreement at a price not greater than $0.65 per Share and any failure by the Borrower to use the proceeds in accordance with this Agreement shall constitute an immediate Event of Default under this Agreement.

2.

Reaffirmation. Each of the Borrower and the Guarantors hereby reaffirms (a) all of its obligations under the Transaction Documents, and agrees that this Agreement and all documents, agreements and instruments executed in connection herewith do not operate to reduce or discharge any of Borrower’s or Guarantors’ obligations under the Transaction Documents, and (b) the continuing security interests in its respective assets granted in favor of the Purchaser pursuant to the Security Documents.  Each of the Borrower and the Guarantors hereby (i) acknowledges and consents to the execution, delivery and performance of this Agreement, (ii) acknowledges and agrees that its guarantee of the Obligations includes, without limitation, all principal, interest, fees and other amounts now or hereafter due by Borrower under the March Purchase Agreement, the September Purchase Agreement (together with all promissory notes issued or deemed issued by Borrower thereunder, including without limitation, the October Note), and the other Transaction Documents, (iii) ratifies all the provisions of, and reaffirms its obligations under, the Guaranty and any other Transaction Document to which it is a party and confirms that all provisions of each such document are and shall remain in full force and effect in accordance with its terms, and (iv) reaffirms the continuing security interests in its assets granted in favor of the Purchaser pursuant to the Security Documents.

3.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmissions, e.g. .pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4.

This Agreement shall be deemed and shall constitute a “Security Document” and “Transaction Document” as such terms are defined in the September Purchase Agreement. Except as modified and amended herein, the September Purchase Agreement, the Pledge Agreement and Guaranty remain in full force and effect.

5.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS).

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused this Omnibus Amendment and Reaffirmation Agreement to be duly executed by its authorized officers, and the Purchaser, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

BLUE EARTH, INC. By: /s/ G. Robert Powell Name: G. Robert Powell Title: Chief Executive Officer	BLUE EARTH TECH, INC., a Nevada corporation By: /s/ G. Robert Powell Name: G. Robert Powell Title: President

BLUE EARTH GENERATOR, INC., a Nevada corporation (f/k/a Blue Earth Energy Management, Inc.) By: /s/ John Brogan Name: John Brogan Title: President	BLUE EARTH ENERGY MANAGEMENT SERVICES, INC., a California corporation (f/k/a Castrovilla, Inc.) By: /s/ G. Robert Powell Name: G. Robert Powell Title: President

BLUE EARTH FINANCE, INC., a Nevada corporation By: /s/ G. Robert Powell Name: G. Robert Powell Title: President	BLUE EARTH SOLAR, INC. (f/k/a Xnergy), a California corporation By: /s/ Ruben Fontes Name: Ruben Fontes Title: President

ECOLEGACY GAS & POWER, LLC, a California limited liability company By: /s/ Ruben Fontes Name: Ruben Fontes Title: President	BLUE EARTH POWER PERFORMANCE SOLUTIONS, INC., an Oregon corporation (f/k/a Intelligent Power, Inc.) By: /s/ Peter Johnson Title: President

BLUE EARTH ENERGY POWER SOLUTIONS, LLC, an Oregon limited liability company (f/k/a Millennium Power Solutions, LLC) By: /s/ Tim Hysell Name: Tim Hysell Title: Manager	BROOKS HEAT & POWER LTD., a British Columbia, Canada corporation By: /s/ Robert Potts Name: Robert Potts Title: President

BLUE EARTH CHP, INC., a Utah corporation (f/k/a IPS Power Engineering, Inc.) By: /s/ Robert Potts Name: Robert Potts Title: President	E2B GROWTH, INC., a Nevada corporation By: /s/ G. Robert Powell Name: G. Robert Powell Title: Chief Executive Officer

ENSITE POWER, INC., a Nevada Corporation By: /s/ Johnny R. Thomas Name: Johnny R. Thomas Title: Chief Executive Officer

ACCEPTED BY: Jackson Investment Group, LLC By: /s/ Dennis Stockwell Name: Dennis Stockwell Title: General Counsel

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